                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of January 30, 2005 among Finlay
Enterprises, Inc., a Delaware corporation (the "Parent"), Finlay Fine Jewelry
Corporation, a Delaware corporation (the "Operating Company"), and Arthur E.
Reiner (the "Executive"). The Parent and the Operating Company are hereinafter referred to at times collectively as the "Company".

                  WHEREAS, Executive, the Parent and the Operating Company are
parties to that certain Employment Agreement dated as of January 3, 1995, as amended;

                  WHEREAS, the Company desires to continue to employ Executive and to enter into a new agreement embodying the terms of such continued
employment (this "Agreement"); and

                  WHEREAS, Executive desires to accept such continued employment and enter into this Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

                  1. Term of Employment. Subject to the provisions of Section 10 of this Agreement, Executive shall be employed by the Company under the terms of this Agreement for a period commencing as of January 30, 2005 (the "Effective
Date") and ending January 31, 2009, unless earlier terminated effective February
2, 2008 by Executive, through delivery to the Company pursuant to Section 14(i)
hereof of a written notice of termination of the Employment Term by not later than August 6, 2007 (the "Employment Term").

                  2. Position. (a) During Executive's employment hereunder,
Executive shall serve as Chairman and Chief Executive Officer of the Operating
Company and Chairman,

President and Chief Executive Officer of the Parent. In such positions,
Executive shall have the customary powers, responsibilities and authorities of officers in such positions of corporations of the size, type and nature of the
Operating Company and the Parent, respectively, in each case as it exists from time to time. Executive shall perform such duties and exercise such powers commensurate with his positions as shall be determined from time to time by the
Board of Directors of the Parent (the "Parent Board") and shall report directly to the Parent Board. Neither Executive's title nor any of his functions shall be diminished during the term of his employment hereunder without his consent.
Executive shall be provided with an adequate office, staff and other working facilities consistent with his positions and adequate for the performance of his duties. Subject to the terms hereof, the Parent agrees to continue during the
Employment Term to nominate Executive to serve as a director of the Parent and to use its reasonable efforts to cause Executive to be elected to the Parent
Board and be retained as a director of the Parent during the Executive's employment hereunder. Executive shall serve on the Parent Board without additional compensation. Executive's principal place of employment shall be the executive offices of the Company which shall be located within a 30 mile radius of New York City.

                      (b) During the term of his employment hereunder, Executive will devote all of his business time and best efforts to the performance of his duties hereunder and will not engage in any other business, profession or occupation for compensation or otherwise which would conflict with the rendition of such services either directly or indirectly, without the prior written consent of the Parent Board.

                  3. Base Salary. Subject to Section 10, during the Employment
Term the Operating Company shall pay Executive an annual base salary at the initial annual rate of

$1,005,000, payable in regular installments in accordance with the Operating
Company's usual payment practices. Thereafter, Executive shall be entitled to such further increases, if any, in his base salary as may be determined from time to time in the sole discretion of the Compensation Committee of the Parent
Board. Executive's base salary hereunder, as in effect from time to time, is hereinafter referred to as the "Base Salary".

                  4. Incentive Compensation. (a) Subject to Section 10, with respect to each of the Parent's complete fiscal years contained within the
Employment Term (each a "Fiscal Year"), beginning with the 2005 Fiscal Year
(i.e., the year ending January 28, 2006), Executive shall earn and be paid cash incentive compensation ("Cash Incentive Compensation") and stock incentive compensation ("Stock Incentive Compensation" and collectively with the Cash
Incentive Compensation, the "Incentive Compensation") based on the attainment of financial objectives developed by senior management of the Company and approved by the Parent Board (the "Target Objectives"), with the Cash Incentive
Compensation to be paid by the Operating Company and the Stock Incentive
Compensation to be paid by the Parent. The objectives shall be based upon the
Operating Company achieving a certain amount of "EBITA" (as defined in paragraph
(f) below) for each Fiscal Year ("Target Level"). In any event, the Target Level for each Fiscal Year during the Employment Term shall be determined by the
Compensation Committee of the Parent Board within 90 days of the commencement of such Fiscal Year. The Target Level for each Fiscal Year shall be adjusted in such manner as the Compensation Committee of the Parent Board shall deem appropriate during such Fiscal Year to reflect changes in circumstances not foreseen at the time such Target Level was established, including, without limitation, as a result of material acquisitions or divestitures. Except as otherwise provided

herein, Incentive Compensation with respect to any Fiscal Year shall be earned by Executive if he is employed by the Company at the end of such Fiscal Year.

                  (b) Commencing with the 2005 Fiscal Year, the target amount of
Cash Incentive Compensation payable in respect of any Fiscal Year during the
Employment Term shall be 100.00% of the Base Salary in effect at the beginning of such Fiscal Year (the "Target Cash Incentive Amount"). If EBITA in any Fiscal
Year is 80.00% of the Target Level for such Fiscal Year, the Cash Incentive
Compensation payable in respect of such Fiscal Year shall be 33.333% of the
Target Cash Incentive Amount. If EBITA in any Fiscal Year exceeds 80.00% of the
Target Level, the percentage of the Target Cash Incentive Amount payable in respect of such Fiscal Year shall be equal to the sum of (i) 33.333% plus (ii)
3.333% for each percentage point (calculated to the nearest 1/100th of a percentage point) by which EBITA in such Fiscal Year exceeds 80.00% of the
Target Level. If EBITA in any Fiscal Year during the Employment Term exceeds
100.00% of the Target Level for such Fiscal Year, the Cash Incentive Amount payable hereunder in respect of such Fiscal Year, as calculated in accordance with the immediately preceding sentence, can exceed the Target Cash Incentive
Amount.

                  (c) Commencing with the 2005 Fiscal Year, the target amount of
Stock Incentive Compensation payable in respect of any Fiscal Year during the
Employment Term shall be that number of restricted shares of Common Stock of the
Parent ("Restricted Stock") having an aggregate fair market value nearest to
$400,000 ("Target Stock Incentive Amount"). Such fair market value shall be based upon the mean between the highest and lowest per share sale prices of
Parent's Common Stock as reported on the principal national securities exchange or National Association of Securities Dealers Automated Quotation/National
Market System on which such stock is traded on the Applicable Measurement Date
(as such term is defined herein)

or, if there is no such sale on that date, then on the last preceding date on which such a sale is made (the "Market Value"). The Restricted Stock shall be issued pursuant to the Parent's 1997 Long Term Incentive Plan, as amended, or such other successor or similar plan approved by the Parent Board and Parent's stockholders (a "Plan"), and a restricted stock agreement to be entered into by
Executive and the Parent which shall be substantially in the form of Annex A hereto. If EBITA in any Fiscal Year is 80.00% of the Target Level for such
Fiscal Year, the Stock Incentive Compensation payable in respect of such Fiscal
Year shall be 33.333% of the Target Stock Incentive Amount. If EBITA in any
Fiscal Year exceeds 80.00% of the Target Level, the percentage of the Target
Stock Incentive Amount payable in respect of such Fiscal Year shall be equal to the sum of (i) 33.333% plus (ii) 3.333% for each percentage point (calculated to the nearest 1/100th of a percentage point) by which EBITA in such Fiscal Year exceeds 80.00% of the Target Level. The Stock Incentive Compensation payable in respect of any Fiscal Year shall be that number of shares of Restricted Stock having a Market Value nearest to the applicable percentage of the Target Stock
Incentive Amount, and the maximum amount of Stock Incentive Compensation payable in respect of any Fiscal Year shall be limited to the Target Stock Incentive
Amount. For purposes hereof, the "Applicable Measurement Date" for determining the Market Value of the Target Stock Incentive Amount issuable for any Fiscal
Year shall be the date on which the audited financial statements shall have been completed by Parent's independent public accountants. By way of example, if
EBITA in a Fiscal Year is 90% of the Target Level, the Stock Incentive
Compensation payable in respect of such Fiscal Year would be equal to 66.666% of
$400,000 worth of Restricted Stock, divided by the mean share price of Parent
Common Stock on the date the audit for such year is completed; if the applicable per

share stock price on such date was $25, Executive would earn 10,667 (i.e.,
(66.666%x$400,000)/$25) shares hereunder in respect of such Fiscal Year.

                  (d) No Incentive Compensation shall be payable in respect of any Fiscal Year in which EBITA for such Fiscal Year is less than 80% of the
Target Level for such Fiscal Year.

                  (e) Subject to the provisions of Section 10 of this Agreement,
(i) Cash Incentive Compensation shall be paid to Executive no later than 2 1/2 months after the end of the Fiscal Year for which it is payable, or three days after the audited results for the Operating Company for such Fiscal Year becomes available, whichever is later, and shall be based on the audited income statement of the Operating Company for that year, a copy of which will be furnished to Executive and (ii) the delivery of the Restricted Stock comprising the Stock Incentive Compensation earned for each Fiscal Year, if any, under this
Section 4 shall be made at the same time the Cash Incentive Compensation is paid. Each income statement provided hereunder and a computation of the
Incentive Compensation based thereon, shall be accompanied by a certificate signed by the Company's Chief Financial Officer stating that (A) such financial statements were prepared in accordance with generally accepted accounting principles consistently applied during the period covered thereby and (B) the related computation has been prepared in accordance with the provisions of this
Agreement. The Company hereby covenants to cause an audited income statement of the Operating Company to be prepared with respect to each Fiscal Year occurring during the Employment Term.

                  (f) For purposes of this Agreement, the term "EBITA" shall mean the net profit of the Operating Company, adjusted for inventory on a specific identification basis, after all expenses but before any (i) interest,
(ii) income taxes or other taxes based on profits,

(iii) amortization of goodwill and (iv) any extraordinary or other one-time income or loss which merits "below the line" treatment in accordance with generally accepted accounting principles consistently applied. The calculation of EBITA shall be derived from audited financial statements of the Operating
Company, computed in accordance with generally accepted accounting principles consistently applied, but adjusted to eliminate the impact of non-operating events at the Parent level (such as the push down of goodwill).

                      (g) It is the intention of the parties that, if Section
162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), is or will be applicable with respect to one or more payments hereunder, Executive will consider in good faith any requests by the Company to cause such payments to meet the requirements of Section 162(m)(4)(B) or (C) of the Code, and thus to be excluded from the definition of "applicable employee remuneration" within the meaning of Section 162(m)(4) of the Code, which shall provide comparable economic benefits to Executive.

                  5. Employee Benefits. (a) During Executive's employment
hereunder, Executive shall be provided employee benefits (including, without limitation, fringe benefits, vacation, retirement plan participation and life, health, accident and disability insurance) (collectively "Employee Benefits") on the same basis as those benefits are generally made available to senior executives of the Company; provided that it is understood that Executive-shall be entitled to not less than four weeks vacation per year.

                      (b) Without limiting the generality of the foregoing, the
Company shall, subject to the terms hereof, use its reasonable efforts to procure and maintain term life insurance on the life of Executive for a period of ten (10) years following the Effective Date. Such life insurance shall be in the amount of $5,000,000. Executive shall be the owner of the term life insurance policy obtained by the Company, and shall have the absolute right to designate the beneficiaries thereunder. The premiums in respect of such policy shall be paid by the Company for the longer of (i) the period of five (5) years commencing on the Effective Date or (ii) the period Executive is employed hereunder; premiums in respect thereof shall thereafter be paid by Executive.
If, and so long as, the Company establishes and maintains a group life insurance program for which Executive is eligible without cost to Executive, benefits under such program shall offset the insurance obligation otherwise provided for in this Section 5. Executive agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the
Company in connection with any life insurance on Executive's life the Company may wish to obtain. In the event Executive is determined to be suffering from a congenital defect or other illness or condition which would preclude the Company from obtaining such insurance at a cost substantially equivalent to the cost of obtaining such insurance for a healthy individual of Executive's age and gender, the Company shall purchase the amount of insurance, if any, that can be purchased at a cost substantially equivalent to the cost of obtaining such insurance for a healthy individual of Executive's age and gender. The Company shall pay additional compensation to the Executive to hold him harmless from any income taxes he may owe as a result of the premiums paid by the Company with respect to any and all life insurance provided under this paragraph and as a result of such additional compensation.

                  (c) The Operating Company shall reimburse Executive for any reasonable legal fees incurred by Executive for review and negotiation of this
Agreement, provided that such reimbursement shall not exceed $15,000.

                  (d) At his discretion and at the Company's sole expense,
Executive may travel first class when traveling on business for the Company.

                      (e) In addition to the benefits for which Executive shall
be eligible pursuant to paragraph (a) above, the Company shall during
Executive's employment hereunder and thereafter until January 31, 2015, unless
Executive's employment is terminated hereunder by the Company for Cause, procure and maintain, at its cost, catastrophic health insurance for the benefit of
Executive, provided that Executive shall be insurable for such health insurance at reasonable and customary rates. Executive agrees to submit to any physical examination required by any prospective insurer, and will otherwise cooperate with the Company in connection with obtaining such health insurance.

                  6. Restricted Stock Time-Based Bonus. Commencing with the 2005
Fiscal Year, Executive shall be entitled to receive in respect of each Fiscal
Year during the Employment Term that number of shares of Restricted Stock having an aggregate Market Value nearest to $500,000 ("Restricted Stock Time-Based
Bonus"). The Restricted Stock shall be issued pursuant to a Plan and a restricted stock agreement to be entered into by Executive and the Parent which shall be substantially in the form of Annex B hereto. For purposes hereof, the
Market Value of the Restricted Stock Time-Based Bonus issuable for any Fiscal
Year shall be determined utilizing an Applicable Measurement Date which is the last day of such Fiscal Year on which stock of Parent is traded (as set forth in
Section 4(c) hereof). Subject to the terms hereof, the Restricted Stock issuable in respect of the initial three Fiscal Years during the Employment Term, if any, under this Section 6 shall become vested and nonforfeitable if Executive still is and shall have, since the date hereof, continuously been employed by the
Parent or its or their subsidiaries through February 2, 2008 and the delivery of the Restricted Stock comprising such Restricted Stock Time-Based Bonus earned, if any, under this Section 6 shall be made within ten (10) days thereafter, and the Restricted Stock issuable in respect of the fourth

Fiscal Year during the Employment Term, if any, under this Section 6 shall become vested and nonforfeitable if Executive still is and shall have continuously been so employed through January 31, 2009 and the delivery of the
Restricted Stock comprising such Restricted Stock Time-Based Bonus earned, if any, under this Section 6 shall be made within ten (10) days thereafter.

                  7. Business Expenses and Perquisites. (a) Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies as in effect from time to time. In addition,
Executive shall be entitled to use, in connection with his performance of services hereunder, transportation services of a car service generally utilized by other senior executives of the Company for local business transportation, including to and from Executive's residence.

                      (b) In addition to expenses reimbursable pursuant to
paragraph (a) above, the Company shall reimburse Executive for the use, for business purposes, of an automobile purchased by or leased to him, including all expenses of purchase, lease, operation, maintenance and insurance thereof, in the amount of up to $15,000 per year.

                  8. Additional Provisions Regarding Restricted Stock. For as
long as the Parent has a class of equity securities registered under the
Securities Exchange Act of 1934, as amended (the "Exchange Act") during the
Employment Term, the Parent, at Executive's request and at the Parent's expense, agrees to register, from time to time, the offer and sale of the Restricted
Stock issued pursuant to this Agreement to enable the Executive to sell such shares (subject to applicable legal limitations). The obligation of the Parent to register such shares shall cease upon the earlier to occur of: (i) the date when the Executive is able to sell all of such shares

                                       10

pursuant to Rule 144 (subject to no volume limitations) and (ii) the end of the
Parent's 2009 fiscal year. The Executive agrees to provide to the Parent sufficient advance written notice of any sale the Executive wishes to make in order to allow the Parent to file the necessary documents with the Securities and Exchange Commission, and applicable state securities authorities, to register the offer and sale of such shares under the Securities Act of 1933, as amended, and applicable state securities or "blue sky" laws.

                  9. If (a) at February 2, 2008 the Employment Term is
terminated in accordance with Section 1 hereof, (b) at the scheduled expiration of the term hereunder on January 31, 2009 or thereafter at the expiration of any extension thereof, Executive and the Company cannot agree upon terms to continue employment arrangements between them or Executive does not desire to continue working for the Company, or (c) Executive's employment is terminated without
Cause by the Company or by Executive for Good Reason, Executive shall be entitled to receive, in addition to any and all other payments and benefits otherwise provided in this Agreement, a severance payment equal to one year of the Base Salary, at the most recent rate of Base Salary in effect plus the amount of Cash Incentive Compensation in respect of the most recently completed
Fiscal Year (which shall be an amount not less than one year's Base Salary at the most recent rate of Base Salary in effect) ("Severance Amount"), provided that the amount of Cash Incentive Compensation in respect of the initial Fiscal
Year under this Agreement shall be deemed for purposes of this Section 9 to be
100.00% of the Base Salary for such Fiscal Year. In the event Executive does not desire to continue working for the Company after the scheduled expiration of the term hereof (as renewed, if applicable), or if Executive seeks to terminate the
Employment Term on February 2, 2008 in accordance with Section 1 hereof,
Executive shall, in any such case, provide the Company with at least 180 days'
prior written notice thereof. Subject to the provisions of Section 10 hereof, the Severance Amount due pursuant to this Section 9 shall be paid in twelve

                                       11

equal monthly installments, in accordance with the Company's normal payroll policies, commencing on February 3, 2008 (if the Employment Term is so terminated by Executive under Section 1 hereof), February 1, 2009 (if the
Employment Term expires on January 31, 2009) or such later date as the parties may agree in the event the Employment Term is extended by the parties beyond
January 31, 2009) in the case of clauses (a) or (b) above, or the date of termination in the case of clause (c) above. For as long as payments are required to be made pursuant to this Section 9, Executive shall continue to be entitled, as if still employed hereunder, to all of the health and medical benefits provided for herein, including payment for the catastrophic health insurance referred to in Section 5 hereof (it being agreed that if Executive cannot then be covered for such insurance, the Company shall pay to Executive a sum, for the balance of such period, equal to the amount of premiums for coverage that would have been payable by the Company in respect of such period if Executive had remained an employee, based on the then most-recent premiums paid by the Company for Executive's coverage).

                  10. Termination.

                      (a) For Cause by the Company. (i) Executive's employment
hereunder may be terminated by the Company for "Cause." For purposes of this
Agreement, "Cause" shall mean (A) Executive's failure substantially to perform his duties hereunder or to follow reasonable directions of the Parent Board within 10 business days after written notice to Executive of such failure, (B)
willful misconduct or willful malfeasance by Executive in connection with his employment, (C) Executive's conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude or (D) Executive's breach of any of the provisions of this
Agreement, which breach Executive has

                                       12

failed to cure within 10 business days after written notice to Executive of such breach. Termination of Executive's employment pursuant to this Section 10(a)
shall be made by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Parent Board at a meeting of the Parent Board called and held for that purpose (after 30 days prior written notice to Executive and a reasonable opportunity for Executive to be heard before the Parent Board prior to such vote) finding that in the good faith judgment of the Parent Board, Executive was guilty of conduct set forth in any of clauses (A) through (D) above and specifying the particulars thereof.

                      (ii) If Executive is terminated for Cause, he shall be
entitled to receive his Base Salary through the date of termination (together with any Incentive Compensation earned with respect to any previously completed
Fiscal Year which remains unpaid as of such date of termination, and Executive shall be entitled to no other payments of Base Salary, Incentive Compensation or
Restricted Stock Time-Based Bonus under this Agreement. All other benefits, if any, due Executive following Executive's termination of employment pursuant to this Subsection 10(a) shall be determined in accordance with the plans, policies and practices of the Company.

                  (b) Disability or Death. (i) Executive's employment hereunder shall terminate upon his death or if Executive becomes physically or mentally incapacitated and is therefore unable (or will as a result thereof, be unable)
for a period of six (6) consecutive months or for an aggregate of nine (9)
months in any twenty-four (24) consecutive month period to perform his duties
(such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Executive as to which Executive and the
Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to

                                       13

Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and
Executive shall be final and conclusive for all purposes of the Agreement.

                  (ii) Upon termination of Executive's employment hereunder
during the Employment Term for Disability, Executive shall receive (A) 50% of his Base Salary through the end of the Employment Term, (B) any Incentive
Compensation earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination, (C) a pro-rata amount of any
Incentive Compensation that would otherwise become due in respect of the Fiscal
Year in which such termination occurs based on the number of days in such Fiscal
Year during which Executive was employed prior to the termination of employment, calculated in a manner consistent with Sections 4(b) and 4(c) and to be paid to
Executive as of the date or dates such Incentive Compensation would otherwise have been payable, (D) any Restricted Stock Time-Based Bonus in respect of any previously-completed Fiscal Year, which Restricted Stock shall be deemed earned, vested and nonforfeitable as of the date of Disability, (E) any Restricted Stock
Time-Based Bonus in respect of the Fiscal Year in which termination occurs, which Restricted Stock shall be deemed earned, vested and nonforfeitable as of the date of Disability, (F) the Severance Amount and (G) the insurance and other benefits provided to Executive under Sections 5(b) and 5(e) hereof in accordance therewith. Executive shall be entitled to no further payments of Base Salary,
Incentive Compensation or Restricted Stock Time-Based Bonus under this
Agreement, provided that any payment under this Section 10(b)(ii)

                                       14

shall be reduced by the value of any disability benefits paid to Executive under any other disability plan, program or arrangement maintained by the Company or its affiliates.

                  (iii) Upon termination of Executive's employment hereunder during the Employment Term as a result of death, Executive's estate shall receive (A) his Base Salary at the rate in effect at the time of Executive's death through the end of the month in which his death occurs, (B) the proceeds of any life insurance policy maintained for his benefit by the Operating Company pursuant to Section 5(b), (C) any Incentive Compensation earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination, (D) a pro-rata amount of any Incentive Compensation that would otherwise become due in respect of the Fiscal Year in which such termination occurs based on the number of days in such Fiscal Year during which Executive was employed prior to the termination of employment, calculated in a manner consistent with Sections 4(b) and 4(c) and to be paid to Executive as of the date such Incentive Compensation would otherwise have been payable, (E) any
Restricted Stock Time-Based Bonus in respect of any previously-completed Fiscal
Year, which Restricted Stock shall be deemed earned, vested and nonforfeitable as of the date of Death, (F) any Restricted Stock Time-Based Bonus in respect of the Fiscal Year in which termination occurs, which Restricted Stock shall be deemed earned, vested and nonforfeitable as of the date of Death, (G) the
Severance Amount and (H) the insurance and other benefits provided to Executive under Sections 5(b) and 5(e) hereof in accordance therewith. Executive shall be entitled to no further payments of Base Salary, Incentive Compensation or
Restricted Stock Time-Based Bonus under this Agreement.

                  (iv) Any Restricted Stock Time-Based Bonus payable under this
Section 10 shall be paid within ten (10) days after such Restricted Stock is deemed earned

                                       15

hereunder; provided, however, that in the event any computations are thereafter required in accordance with the terms of this Agreement in connection with the amount of Restricted Stock Time-Based Bonus earned hereunder, payment shall be made within ten (10) days after the requisite determinations are made.

                      (v) All other benefits, if any, due Executive following
Executive's termination of employment pursuant to this Subsection 10(b) shall be determined in accordance with the plans, policies and practices of the Company.

                  (c) Without Cause by the Company or For Good Reason. (i) If
Executive's employment is terminated by the Company during the Employment Term without Cause (other than by reason of Disability or death) or by Executive for
Good Reason, in either case, prior to a "Change of Control" (as defined in paragraph (e) below), Executive shall (A) continue to receive the Base Salary for the balance of the Employment Term determined as if such termination had not occurred, (B) continue to receive the payment of Incentive Compensation pursuant to Section 4 in the amounts and at the times otherwise payable pursuant to
Section 4 as if such termination had not occurred and assuming that 110% of
Incentive Compensation Target Levels were achieved in each uncompleted Fiscal
Year and Executive shall be entitled to no further payments of Base Salary or
Incentive Compensation under this Agreement, (C) be entitled to receive, on the date of termination, all of the Restricted Stock issuable under Section 6 hereof for the entire stated Employment Term, which stock shall be deemed earned, vested and nonforfeitable on such date, (D) receive, on the date of termination, the Severance Amount and (E) receive the insurance and other benefits provided to Executive under Section 5(b), 5(e) and 10 hereof in accordance therewith. All other benefits, if any, due

                                       16

Executive following Executive's termination of employment pursuant to this
Subsection 10(c)(i) shall be determined in accordance with the plans, policies and practices of the Company.

                  (ii) Subject to Section 10(f), if Executive's employment is terminated by the Company without Cause or by Executive for Good Reason during the Employment Term and coincident with or following a Change of Control,
Executive shall be entitled to (A) a lump sum payment, payable within 10 days after such termination of employment, equal to the product of (x) 2.99 times (y)
the Executive's "base amount," as defined in Section 280G(b)(3) of the Code (the
"Executive Base Amount") and (B) all of the Restricted Stock issuable under
Sections 4(c) and 6 hereof for the entire stated Employment Term.

                  (iii) For purposes of this Agreement, "Good Reason" shall
mean:

                      (A) Any material breach by the Company of the provisions
of Section 2(a), 3, 4, 5, 6, 7, 8 or 9 of this Agreement;

                      (B) A reduction by the Company in Executive's Base Salary
or Incentive Compensation opportunity described in Section 4 or in the
Restricted Time-Based Bonus opportunity described in Section 6;

                      (C) The Company's failure to nominate and use its
reasonable efforts to cause Executive to be elected to the Parent Board and/or be retained as a director of the Parent during Executive's employment hereunder;
or

                      (D) The relocation of the principal executive offices of
the Company to a location more than 30 miles outside of Manhattan, New York
City;

                  provided that the foregoing events shall not be deemed to
constitute Good Reason unless Executive shall have notified the Parent Board in writing of the occurrence

                                       17

of such event(s) and the Parent Board shall have failed to have cured or remedied such event(s) within 10 business days of its receipt of such written notice.

                  (d) Termination by Executive. If Executive terminates his
employment with the Company for any reason during the Employment Term (other than an early termination by Executive under Section 1 hereof, a termination by
Executive for Good Reason or a termination by Executive for Unforeseen Personal
Hardship (as such term is defined herein)), Executive shall be entitled to the same payments he would have received if his employment had been terminated by the Company for Cause; provided that in the event of Executive's voluntary termination of employment during the Employment Term coincident with or within one year following a Change of Control in connection with which the acquiror or successor corporation did not expressly assume the Company's obligations under this Agreement and extend the Employment Term so that the unexpired portion thereof is not less than 3 years or otherwise offer Executive a contract on terms no less favorable to Executive than those provided in this Agreement providing for a term lasting at least 3 years, subject to Section 10(f),
Executive shall be entitled to a lump sum payment, payable within 10 days of such termination of employment, equal to 2.99 times the Executive Base Amount.
If Executive terminates his employment with the Company during the first three years of the Employment Term due to Unforeseen Personal Hardship, by delivery to the Company pursuant to Section 14(i) hereof of a written notice in respect thereof, Executive shall be entitled to receive (i) his Base Salary through the date of termination (together with any Incentive Compensation earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination, and any Restricted Stock Time-Based Bonus earned with respect to any previously completed Fiscal Year which remains unpaid as of the date of termination) and (ii) a lump sum payment equal to one year of

                                       18

the Base Salary, at the most recent rate of Base Salary in effect. For purposes hereof, "Unforeseen Personal Hardship" shall mean disability or illness of any member of Executive's immediate family which requires his substantial time and attention and causes him to be unable to fulfill his responsibilities hereunder.

                  (e) Change of Control. For purposes of this Agreement, "Change of Control" shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and
14(d)(2) of the Exchange Act), other than the Principal and his Related Parties
(as such terms are defined herein) or an entity controlled by the Principal and his Related Parties, becomes the "beneficial" owners (as defined in Rule
13(d)(3) under the Exchange Act) of more than 50 percent (50%) of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Parent Board (together with any new directors whose election by the Parent Board or whose nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office unless such majority of the directors then in office has been elected or nominated for election by the Principal or his Related
Parties or (iii) a sale of assets constituting all or substantially all of the assets of the Company (determined on a consolidated basis). For purposes hereof,
(x) "Principal" means Arthur E. Reiner; and (y) "Related Party" with respect to the Principal means (A) any controlling stockholder, general or limited partner,
80% (or more)

                                       19

owned subsidiary, or spouse or immediate family member (in the case of an individual) of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of the
Principal and/or such other persons referred to in the immediately preceding clause (A).

                  (f) Limitation on Certain Payments.

                      (i) In the event it is determined pursuant to clause (ii)
below, that part or all of the consideration, compensation or benefits to be paid to Executive under this Agreement in connection with Executive's termination of employment following a Change of Control or under any other plan, arrangement or agreement in connection therewith, constitutes a "parachute payment" (or payments) under Section 280G(b)(2) of the Code, then, if the aggregate present value of such parachute payments (the "Parachute Amount")
exceeds 2.99 times the Executive Base Amount, the amounts constituting
"parachute payments" which would otherwise be payable to or for the benefit of
Executive shall be reduced to the extent necessary so that the Parachute Amount is equal to 2.99 times the Executive Base Amount. Executive shall have the right to choose which amounts that would otherwise be due him but for the limitations described in this paragraph shall be subject to reduction. Notwithstanding the foregoing, if it is determined that stockholder approval of the payment of such compensation and benefits will reduce the applicability of Section 280G of the
Code to such payment, promptly after request by Executive, the Company will undertake reasonable efforts to hold such a meeting to obtain such approval or to solicit such approval by written consent, and to obtain such approval.

                      (ii) Any determination that a payment constitutes a
parachute payment and any calculation described in this Section 10(f)
("determination") shall be made by

                                       20

the independent public accountants for the Parent, and may, at the Parent's election, be made prior to termination of Executive's employment where the
Parent determines that a Change in Control, as provided in this Section 10, is imminent. Such determination shall be furnished in writing no later than 30 days following the date of the Change in Control by the accountants to Executive. If
Executive does not agree with such determination, he may give notice as provided in Section 14(i) below within ten days of receipt of the determination from the accountants and, within 15 days thereafter, accountants of Executive's choice must deliver to the Parent their determination that in their judgment complies with the Code. If the two accountants cannot agree upon the amount to be paid to
Executive pursuant to this Section 10 within ten days of the delivery of the statement of Executive's accountants to the Parent, the two accountants shall choose a third accountant who shall deliver their determination of the appropriate amount to be paid to Executive pursuant to this Section 10(f), which determination shall be final. If the final determination provides for the payment of a greater amount than that proposed by the accountants of the Parent, then the Parent shall pay all of Executive's costs incurred in contesting such determination and all other costs incurred by the Parent with respect to such determination. However, if the determination of the accountants of the Parent is supported by the third accountant, Executive shall pay all reasonable costs incurred by both the Parent and Executive with respect to the determination.

                  (iii) If the final determination made pursuant to Clause (ii)
of this Section 10(f) results in a reduction of the payments that would otherwise be paid to Executive except for the application of Clause (i) of this
Section 10(f), Executive may then elect, in his sole discretion, which and how much of any particular entitlement shall be eliminated or reduced and shall advise the Parent in writing of his election within ten days of the final

                                       21

determination of the reduction in payments. If no such election is made by
Executive within such ten-day period, the Parent may elect which and how much of any entitlement shall be eliminated or reduced and shall notify Executive promptly of such election. Within ten days following such determination and the elections hereunder, the Parent shall pay to or distribute to or for the benefit of Executive such amounts as are then due to Executive under this Agreement and shall promptly pay to or distribute to or for the benefit of Executive in the future such amounts as become due to Executive under this Agreement.

                      (iv) As a result of the uncertainty in the application of
Section 280G of the Code at the time of a determination hereunder, it is possible that payments will be made by the Parent which should not have been made under Clause (i) of this Section 10(f) ("Overpayment") or that additional payments which are not made by the Parent pursuant to Clause (i) of this Section
10(f) should have been made ("Underpayment"). In the event that there is a final determination by the Internal Revenue Service, or a final determination by a court of competent jurisdiction, that an Overpayment has been made, any such
Overpayment shall be treated for all purposes as a loan to Executive which
Executive shall repay to the Parent together with interest at the applicable
Federal rate provided for in Section 7872(f)(2) of the Code. In the event that there is a final determination by the Internal Revenue Service, a final determination by a court of competent jurisdiction or a change in the provisions of the Code or regulations pursuant to which an Underpayment arises under this
Agreement, any such Underpayment shall be promptly paid by the Parent to or for the benefit of Executive, together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

                  (g) Expiration of Employment Term. Unless otherwise agreed in writing between the Company and Executive, Executive's employment hereunder shall terminate upon

                                       22

the expiration of the Employment Term. In the event Executive does not elect to terminate the Employment Term effective February 2, 2008, the Company and
Executive agree to cooperate in good faith in order to determine on or before
August 4, 2008 whether the Company will continue Executive's employment beyond the expiration of the Employment Term and the terms and conditions of such employment. Following the expiration of the Employment Term, the Company shall have no further obligations to Executive hereunder other than in respect of the insurance and other benefits provided to Executive under Sections 5(b), 5(e) and
10(j) hereof in accordance therewith, and, except as otherwise agreed in writing between the Company and Executive, Executive's continuation of employment with the Company beyond the expiration of the Employment Term shall be deemed an employment at will which may be terminated by the Company or Executive at any time and shall not extend any of the provisions of this Agreement, except as expressly set forth in this Agreement.

                  (h) Notice of Termination. Any purported termination of
employment by the Company or by Executive (other than the termination described in paragraph (g) above) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14(i) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                  (i) Term of Options. Unless Executive's employment is
terminated for Cause, upon the termination of Executive's employment hereunder, any stock option granted to Executive which would otherwise continue in effect after termination may, notwithstanding any

                                       23

contrary provision in any option or other agreement between the Parent and
Executive, be exercised at any time during the original term thereof.

                      (j) Office and Secretary/Administrative Assistant. For a
period of two (2) years commencing upon the earlier of termination of
Executive's employment hereunder (other than (i) a termination for Cause by the
Company or (ii) any termination by Executive except a termination for Good
Reason or Unforeseen Personal Hardship) or expiration of the Employment Term,
Executive will be provided, at the Company's expense, with (A) an equipped office at the Company's corporate headquarters (only if such headquarters are then located in the New York City metropolitan area), with such office to be reasonably comparable in size to the office theretofore utilized by Executive hereunder and in a location within the premises reasonably acceptable to him and
(B) his current secretary/administrative assistant (or a substitute reasonably acceptable to Executive), with the secretary/administrative assistant to receive a level of compensation and benefits comparable to that being received by such assistant at the time of such termination or expiration; provided that the
Company shall only be obligated to pay 50% of the costs of such compensation and benefits, and Executive shall be obligated to pay the balance of such compensation and benefits expense.

                  11. Non-Competition. (a) Executive recognizes that the
services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his employment hereunder, Executive will acquire confidential information and trade secrets concerning the operation of the
Company. Accordingly, for all purposes hereunder or in respect hereof, Executive agrees that during the term of his employment hereunder and (i) in the event of a termination of Executive's employment with Cause or Executive's voluntary termination of employment (other than for Good Reason), for a period of eighteen months following such

                                       24

termination of employment and (ii) in the event of a termination of Executive's employment without Cause or by Executive for Good Reason, for a period of one year following such termination of employment, Executive will not, directly or indirectly, as an officer, director, stockholder, partner, associate, employee, consultant, owner, agent, creditor, co-venturer or otherwise, become or be interested in or be associated with any other corporation, firm or business engaged, in any geographical area in which the Company is engaged during the term of his employment or at the date of his termination of employment, in a
"Competitive Business" with that of the Company at such time. A Competitive
Business shall mean any business which derives 30% or more of its revenue directly or indirectly from the sale of fine jewelry. Executive's ownership, directly or indirectly, of not more than five percent of the issued and outstanding stock of any corporation, the shares of which are regularly traded on a national securities exchange or in the over-the-counter market, shall not in any event be deemed to be a violation of the provisions of this Section 11 and the ownership of securities by Executive of the Company shall not be deemed to be a violation of this Section 11. For purposes of this Section 11 the term
"Company" shall also mean any affiliate (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, or any successor rule)
of the Company.

                  (b) Executive agrees, during the periods set forth in
paragraph (a), that he shall not, on behalf of himself or any business he is interested in or associated with, employ or otherwise engage, or seek to employ or engage, any individual employed by the Company at any time during the preceding twelve months, or solicit any business in the fine jewelry field from any person the Company was doing business with at any time during his employment hereunder,

                                       25

including without limitation any lessor from which the Company leases or leased a department or departments.

                      (c) It is expressly understood and agreed that although
Executive and the Company consider the restrictions contained in this Section 11 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable.
Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                  12. Confidentiality. Executive will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, provided that the foregoing shall not apply (i) to information which is not unique to the
Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant, (ii) to information, the disclosure of which, Executive did not know, and did not have reason to know, could be damaging to the reputation

                                       26

or business and affairs of the Company or (iii) to information which Executive is required to disclose to any governmental or judicial authority. Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company. For purposes of this Section 12, the term "Company" shall also mean any affiliate (as such term is defined in Rule 144 under the Securities Act of 1933, as amended, or any successor rule) of the Company; provided that the restrictions set forth in this Section 12 shall only apply to the Company's
"affiliates" with respect to confidential information disclosed to Executive in the performance of his duties hereunder.

                  13. Specific Performance. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 11 or Section 12 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided however, the foregoing shall not prevent Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Section 11 or 12 has occurred.

                                       27

                  14. Miscellaneous.

                      (a) Other Obligations. Executive represents and warrants
that neither Executive's employment with the Company nor Executive's performance of Executive's obligations hereunder will conflict with or violate or are otherwise inconsistent with any other obligations, legal or otherwise, which
Executive may have.

                      (b) Governing Law/Arbitration. This Agreement shall be
governed by and construed in accordance with the laws of the State of New York.
Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof shall be determined by arbitration conducted in the City of New York in accordance with the Commercial Rules of the American Arbitration Association
then obtaining, and judgment upon any award rendered may be entered in any court having jurisdiction thereof. The decision of the arbitrators shall be final and binding upon the parties hereto. The Company shall pay all of the costs and expenses (including reasonable attorneys' fees) incurred by Executive in connection with any matters submitted to arbitration pursuant to this Section
14(b) if Executive substantially prevails in such arbitration.

                      (c) Indemnification. To the full extent not inconsistent
with applicable law and the Company's Charter and By-laws, in the event that
Executive is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the
Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company, shall indemnify Executive and hold him harmless, against all expenses (including reasonable costs and attorneys' fees), judgments, fines and amounts paid in

                                       28

settlement (with the Company's consent, not to be unreasonably withheld)
actually and reasonably incurred by him, as and when incurred, in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Executive did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, or that, with respect to any criminal action or proceeding, Executive had reasonable cause to believe that his conduct was unlawful. The provisions of this Section 14(c) shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance. These provisions shall continue in effect after Executive has ceased to be an officer or director of the
Company.

                  (d) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                  (e) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's

                                       29

rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

                  (f) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

                  (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, nor may this Agreement be assigned by the Company except that the Company may assign this Agreement to any successor
(whether by merger, purchase or otherwise) to all or substantially all of the stock, assets of businesses of the Company, if such successor expressly agrees to assume, or otherwise assumes by application of law, the obligations of the
Company hereunder.

                  (h) Mitigation. Anything in this Agreement to the contrary notwithstanding, in the event that Executive provides services for pay to anyone other than the Company or any of its affiliates or subsidiaries from the date
Executive's employment hereunder is terminated pursuant to Section 10(c)(i)
until the expiration of the period during which the provisions of Section 11 continue by its terms to apply, the amount of Incentive Compensation paid to
Executive in respect of each Fiscal Year during such period pursuant to this
Agreement shall be reduced by the amounts of salary, bonus or other cash compensation earned by Executive during such period as a result of Executive's performing such services. Except to the

                                       30

extent provided in the immediately preceding sentence, payments to Executive hereunder shall not be subject to mitigation.

                  (i) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement or delivered by telecopy with written confirmation of receipt thereof, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                  (j) Withholding Taxes. The Company may withhold from any
amounts payable under this Agreement such Federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  (k) Third Party Beneficiaries. Nothing in this Agreement shall create third party beneficiary rights in any person.

                  (l) Counterparts. This Agreement may be signed in
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                       31

                  IN WITNESS WHEREOF, THE PARTIES HERETO HAVE DULY EXECUTED THIS
AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                          ARTHUR E. REINER

                          BY: /S/ ARTHUR E. REINER
                          ------------------------------------------------------
                          29 EAST 64TH STREET
                          APARTMENT 8B
                          NEW YORK, NEW YORK 10021

                          FINLAY ENTERPRISES, INC.

                          BY: /S/ BRUCE E. ZURLNICK
                              --------------------------------------------------
                              NAME:  BRUCE E. ZURLNICK
                              TITLE: SENIOR VICE PRESIDENT, TREASURER AND
                                     CHIEF FINANCIAL OFFICER
                              FINLAY ENTERPRISES, INC.
                              529 FIFTH AVENUE, 5TH FLOOR
                              NEW YORK, NEW YORK 10017
                              TEL: 212-808-2832
                              FAX: 212-808-2946

                          FINLAY FINE JEWELRY CORPORATION

                          BY: /S/ BRUCE E. ZURLNICK
                              --------------------------------------------------
                              NAME:  BRUCE E. ZURLNICK
                              TITLE: SENIOR VICE PRESIDENT, TREASURER AND
                                     CHIEF FINANCIAL OFFICER
                              FINLAY FINE JEWELRY CORPORATION
                              529 FIFTH AVENUE, 5TH FLOOR
                              NEW YORK, NEW YORK 10017
                              TEL: 212-808-2832
                              FAX: 212-808-2946

                                       32

                                                                   ANNEX A
                                                                   -------

                                     FORM OF
                           RESTRICTED STOCK AGREEMENT
                           --------------------------
                         [Stock Incentive Compensation]

                  AGREEMENT, made as of ____________, 200_, between Finlay
Enterprises, Inc., a Delaware corporation (the "Company"), and Arthur E. Reiner
(the "Grantee").

                  1. PURPOSE. The purpose of this Restricted Stock Agreement
(hereinafter referred to as the "Agreement"), is to provide an incentive and reward to the Grantee, who is the Chairman, President and Chief Executive
Officer of the Company and Chairman and Chief Executive Officer of Finlay Fine
Jewelry Corporation ("Finlay"), who by his industry, loyalty and exceptional service has contributed to and will continue to contribute to the growth and development of the Company.

                  2. SHARES AWARDED.

                     (a) In accordance with the Employment Agreement dated as
of January 30, 2005 (as the same may be amended from time to time, the
"Employment Agreement"), by and among the Grantee, the Company and Finlay, the
Grantee is hereby awarded ______ shares (the "Shares")1 of Common Stock, $.01 par value, of the Company, which Shares shall be subject to the restrictions set forth herein.

                     (b) The Shares are granted pursuant to the Company's 1997
Long Term Incentive Plan, as amended, or such other successor or similar plan approved by the Company's Board of Directors and stockholders (the "Plan"). The
Shares are subject to all of the applicable provisions of the Plan which are incorporated herein by reference.

                     (c) Capitalized terms used herein which are defined in the
Employment Agreement shall have the meanings therein defined.

                  3. CERTIFICATES, VOTING, DIVIDENDS, ETC.

                     (a) Concurrent with the execution and delivery of this
Agreement, or as soon thereafter as is practicable, a certificate covering the
Shares shall be issued in the name of the Grantee. Such certificate shall have stamped thereon a legend indicating that the Shares are subject to the restrictions set forth in this Agreement, as more fully described in Section 4 below.

                     (b) During the period of time such Shares are subject to
such restrictions the Grantee shall, nevertheless, have all the rights of a shareholder with respect to such Shares, including the right to vote such Shares at any meeting of the common shareholders

-------------------

*   Number of shares to have an aggregate fair market value nearest to $400,000 on the Applicable Measurement Date (as defined in the Employment Agreement).

of the Company and the right to receive all cash and other dividends or distributions paid with respect to such Shares.

                     (c) In the event the Company shall effect any dividend or
other distribution in the form of shares of Common Stock, or there shall occur any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event which affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Grantee hereunder, then the Company shall, in such manner as it may deem equitable, adjust the number and/or type of securities issued to
Grantee pursuant to Section 2 hereof after the effective date of such dividend or distribution or other corporate transaction or event.

                  4. RESTRICTIONS ON TRANSFER. The Grantee hereby represents and warrants to and agrees with the Company as follows:

                     (a) The Shares (and any other securities issued to him
pursuant to Section 3(c) hereof) are being acquired by the Grantee for the
Grantee's benefit and account for investment purposes and not with a view to or for resale in connection with a public offering and distribution thereof.

                     (b) The Shares (and any other securities issued to Grantee pursuant to Section 3(c) hereof) will not be sold, hypothecated, transferred or otherwise disposed of by the Grantee in any manner, directly or indirectly, (i)
without registration thereof under the Securities Act of 1933, as amended, and any applicable state "Blue Sky" laws unless an exemption from such registration is available and, if the Company so requests, the Grantee causes counsel satisfactory to the Company to deliver to the Company a written opinion of such counsel in form and substance satisfactory to the Company; or (ii) in violation of any law.

                  5. RESTRICTIVE LEGENDS. All certificates representing Shares issued to Grantee hereunder (and all certificates representing any other securities issued to Grantee pursuant to Section 3(c) hereof) shall bear restrictive legends thereon substantially as follows:

                  "THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE
                  SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE
                  PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF
                  ______________, 200_ BETWEEN THE COMPANY AND ARTHUR E.
                  REINER."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE
                  "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO
                  AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE
                  EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE

                                      -2-

                  ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE
                  DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE
                  HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY
                  TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM
                  REGISTRATION UNDER SUCH ACT IS AVAILABLE."

                  6. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                FINLAY ENTERPRISES, INC.

                By:
                   --------------------------------------------------
                     Name:  Bruce E. Zurlnick
                     Title: Senior Vice President, Treasurer
                          and Chief Financial Officer

                ------------------------------
                Arthur E. Reiner

                                      -3-

                                                                ANNEX B
                                                                -------

                                     FORM OF
                           RESTRICTED STOCK AGREEMENT
                           --------------------------
                       [Restricted Stock Time-Based Bonus]

                  AGREEMENT, made as of ___________, 200__, between Finlay
Enterprises, Inc., a Delaware corporation (the "Company"), and Arthur E. Reiner
(the "Grantee").

                  1. PURPOSE. The purpose of this Restricted Stock Agreement
(hereinafter referred to as the "Agreement"), is to provide an incentive and reward to the Grantee, who is the Chairman, President and Chief Executive
Officer of the Company and Chairman and Chief Executive Officer of Finlay Fine
Jewelry Corporation ("Finlay"), who by his industry, loyalty and exceptional service has contributed to and will continue to contribute to the growth and development of the Company.

                  2. SHARES AWARDED.

                     (a) In accordance with the Employment Agreement dated as of
January 30, 2005 (as the same may be amended from time to time, the "Employment
Agreement"), by and among the Grantee, the Company and Finlay, the Grantee is hereby awarded _______ shares (the "Shares")1 of Common Stock, $.01 par value, of the Company, which Shares shall be subject to the vesting provisions and other restrictions set forth herein.

                     (b) The Shares are granted pursuant to the Company's 1997
Long Term Incentive Plan, as amended, or such other successor or similar plan approved by the Company's Board of Directors and stockholders (the "Plan"). The
Shares are subject to all of the applicable provisions of the Plan which are incorporated herein by reference.

                     (c) Capitalized terms used herein which are defined in the
Employment Agreement shall have the meanings therein defined.

                  3. CERTIFICATES, VOTING, DIVIDENDS, ETC.

                     (a) Concurrent with the execution and delivery of this
Agreement, or as soon thereafter as is practicable, a certificate covering the
Shares shall be issued in the name of the Grantee, which certificate shall be escrowed with the Secretary of the Company (the "Escrow Agent"). Such certificate shall have stamped thereon a legend indicating that the Shares are subject to the restrictions set forth in this Agreement, as more fully described in Section 5 below.

                     (b) During the period of time such Shares are subject to
such restrictions the Grantee shall, nevertheless, have all the rights of a shareholder with respect to such Shares, including the right to vote such Shares at any meeting of the common shareholders

----------------

* Number of shares to have an aggregate fair market value nearest to $500,000 on the Applicable Measurement Date (as defined in the Employment Agreement).

of the Company and the right to receive all cash and other dividends or distributions paid with respect to such Shares.

                     (c) In the event the Company shall effect any dividend or
other distribution in the form of shares of Common Stock, or there shall occur any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event which affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Grantee hereunder, then the Company shall, in such manner as it may deem equitable, adjust the number and/or type of securities issued to
Grantee pursuant to Section 2 hereof after the effective date of such dividend or distribution or other corporate transaction or event.

                  4. VESTING AND OTHER RESTRICTIONS.

                     (a) The Shares granted hereunder shall vest in accordance
with the following schedule:

                                                   Portion of Shares
                           Date                     Which are Vested
                           ----                     ----------------

                     February 2, 2008*                  100%

                     (b) The Shares are hereby awarded to Grantee on the
condition that he remain in the employment of the Company for the period ending
February 2, 2008* (the "Restricted Period"), subject to the terms hereof.

                     (c) Notwithstanding anything to the contrary herein
contained, the Restricted Stock shall be deemed earned, vested and nonforfeitable prior to the expiration of the Restricted Period on the terms and conditions set forth in the Employment Agreement.

                     (d) Upon Shares becoming vested hereunder, the Escrow Agent of the Company shall deliver to the Grantee one or more certificates representing such vested Shares.

                  5. RESTRICTIONS ON TRANSFER. The Grantee hereby represents and warrants to and agrees with the Company as follows:

                     (a) The Shares may not be sold, exchanged, transferred,
pledged, hypothecated, or otherwise disposed of during the period commencing on the date hereof and terminating at the end of the Restricted Period, unless the restrictions set forth herein terminate prior thereto in accordance with Section
4 hereof.

                     (b) The Shares (and any other securities issued to him
pursuant to Section 3(c) hereof) are being acquired by the Grantee for the
Grantee's benefit and account for

------------

*      Date to be January 31, 2009 for Restricted Stock issuable in respect of fourth year of Employment Term.

                                      -2-

investment purposes and not with a view to or for resale in connection with a public offering and distribution thereof.

                     (c) The Shares (and any other securities issued to Grantee pursuant to Section 3(c) hereof) will not be sold, hypothecated, transferred or otherwise disposed of by the Grantee in any manner, directly or indirectly, (i)
without registration thereof under the Securities Act of 1933, as amended, and any applicable state "Blue Sky" laws unless an exemption from such registration is available and, if the Company so requests, the Grantee causes counsel satisfactory to the Company to deliver to the Company a written opinion of such counsel in form and substance satisfactory to the Company; or (ii) in violation of any law.

                  6. RESTRICTIVE LEGENDS. All certificates representing
Shares issued to Grantee hereunder (and all certificates representing any other securities issued to Grantee pursuant to Section 3(c) hereof) shall bear restrictive legends thereon substantially as follows:

                  "THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE
                  SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE
                  PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS
                  __________, 200__ BETWEEN THE COMPANY AND ARTHUR E. REINER."

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE
                  "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO
                  AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE
                  EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY
                  SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF
                  SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE
                  COMPANY OF AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL TO
                  THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER
                  SUCH ACT IS AVAILABLE."

                  7. BINDING EFFECT. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

                                      -3-

                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                   FINLAY ENTERPRISES, INC.

                   By:
                      -----------------------------------------
                         Name:       Bruce E. Zurlnick
                         Title:      Senior Vice President, Treasurer
                                     and Chief Financial Officer

                   --------------------------------------------
                   Arthur E. Reiner

                                      -4-